Exhibit 99.1

            Homestore, Inc. to Change Name to Move, Inc.;
      Introduces Move.com, an Innovative Real Estate Search Site;
   Realtor.com Community Pages and Enhanced Products and Features;
 and New Marketing Solutions for Home Builders and Rental Property Owners

    WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--Feb. 22, 2006--

                  Announces Acquisition of Moving.com

    Homestore, Inc. (NASDAQ:HOMS) today announced its intention to change the Company's name to Move, Inc. to coincide with an expanded commitment to offering consumers comprehensive real estate listings, decision support tools, and access to qualified move-related service providers. This enhanced consumer focus will enable Move to create even more effective advertising venues for a broader range of advertisers.
    Move, Inc. will have three compelling consumer offerings:
Realtor.com, Move and Welcome Wagon. The new name unifies the Company's strategy of providing a platform for connecting consumers with Realtors, home builders, rental property owners and other move-related advertisers before, during and after a move.
    "We are excited to introduce a new brand--Move(TM)--that perfectly complements our ongoing goal of serving as an essential resource for both consumers and advertisers in and around a move," said Mike Long, Homestore's chief executive officer. "This focus on consumer needs is the next step in our evolution; from providing software and technology to the early adopters within the online real estate category, to becoming the real estate industry's trusted partner for efficiently reaching consumers. These changes will also enable us to extend Realtor.com's position as the most visited real estate site on the Internet."

    NEW PRODUCT OFFERINGS

    Along with the new brand, in the second quarter, the Company will launch an all new real estate search engine site, Move.com, as well as additional products and features designed to provide the best consumer content experience available. Consistent with that goal, Homestore has acquired Moving.com, a best-in-class online provider of consumer moving tools and access to qualified moving services.

    The Company's new offerings include:

    -- www.move.com - The new Move.com Web site will replace Homestore.com, HomeBuilder.com and RENTNET in the second quarter, and will serve as a comprehensive move and real estate listing search engine. The site will give consumers the most extensive selection of real estate listings available by providing access to Realtor.com listings, along with new home and rental listings from all over the Web.

    -- New Homes and Rentals Business Model Changes - With the launch of Move.com, the Company will be adopting many elements of the highly successful Realtor.com business model for the Company's new home and apartment industry customers. This will include free basic property listings and a Showcase Listing product for customers who want to enhance their properties. In addition, home builders and rental owners will have the opportunity to purchase prioritized Featured Listings as well as traditional text advertisements on a cost-per-click basis.

    -- New Realtor.com Products - Realtor.com will add a community component to its site designed to enable customers to promote their local communities and to interact with consumers online. Together with Realtor.com's leading position in audience size and listings content breadth, this new user-generated content will allow the Company to create the best online consumer real estate experience available. Realtor.com will also be adding Featured Listings to its search results, available on a cost-per-click basis, free virtual tour distribution for Showcase(TM) customers, new mapping technologies, and a Featured Comparative Market Analysis product to generate CMA leads.

    -- Top Marketer(TM) Launch - The Company announced the formal launch of its new cost-per-lead business for agents. This product works in conjunction with Top Producer's industry-leading 7i lead management system.

    -- Welcome Wagon and Realtor.com Integration - The Welcome Wagon(R) Local Business Directory will be prominently located within the new community pages on Realtor.com, creating contextually relevant advertising opportunities for Welcome Wagon's merchant advertisers. Welcome Wagon's new mover gift will be offered directly to consumers by participating Realtors and will be promoted within Realtor.com.

    -- Moving.com Acquisition - The Company announced the acquisition of the Moving.com business from TMP Directional Marketing, LLC. Moving.com provides consumers with offers from qualified movers, truck rental and self-storage providers, as well as access to a sophisticated mortgage rates directory. Moving.com's move-related tools, including their lender directory, will be integrated by Move to improve the consumer experience on Move.com, Realtor.com and Welcome Wagon. Moving.com's "Find an Apartment" functionality will be powered by Move's new property search tool.

    Mr. Long added, "These exciting new offerings are designed to ensure that Realtors, home builders, rental owners and other move-related advertisers can easily and effectively reach a large and growing consumer audience."
    The Company expects to launch Move and other new product offerings during the second quarter of 2006. Upon full launch of the new Move.com Web site, the Company's NASDAQ stock symbol will change from "HOMS" to "MOVE." The Company will solicit shareholder approval of the new Move, Inc. name at its annual meeting in June 2006.

    CONFERENCE CALL

    Homestore will host a conference call, which will be broadcast live over the Internet today, Wednesday, Feb. 22, 2006, at 2:00 p.m. PST (5:00 p.m. EST). Chief Executive Officer, Mike Long and Executive Vice President, Allan Merrill will discuss today's announcements. In order to listen to the call, investors should log on to http://ir.homestore.com and click on "Event Calendar." Windows Media Player software is required and is obtainable at no cost. Please connect to the above Web site ten minutes prior to the call to load any necessary audio software. A replay of the call will be available in the same section of the Company's Web site two hours after the end of the call. A telephone replay will also be available from 5:00 p.m. PST (8:00 p.m. EST) on Feb. 22, 2006 until midnight on Feb. 28, 2006 at (888) 286.8010, conference code 36072162. For additional information regarding the Company's results, please go to the "SEC Filings" section at http://ir.homestore.com to view annual reports as filed with the Securities and Exchange Commission on Form 10-K.
    The Company will be releasing financial results for the fourth quarter and year ended December 31, 2005 on Thursday, March 2. The Company will be hosting a conference call that same day to discuss the results at 2:00 pm PST (5:00 pm EST). The call will be simultaneously broadcast on Homestore's Web site at http://ir.homestore.com under "Event Calendar."

    ABOUT HOMESTORE, INC.

    Homestore, Inc. offers a wide variety of information and decision support tools for consumers looking for home and real estate-related information on the Internet. The Company operates the No. 1 network of real estate sites, including Realtor.com, the official Web site of the National Association of Realtors and HomeBuilder.com(TM), the official new homes site of the National Association of Home Builders. RENTNET(R), SeniorHousingNet(TM), FactoryBuiltHousing.com, and Homestore.com(R) are part of the Homestore Network as well. Homestore is also a leading supplier of media and technology solutions for real estate professionals, local and national advertisers, and providers of home and real estate-related products and services. Homestore's other businesses include Homestore(R) Plans and Publications, Welcome Wagon(R), and TOP PRODUCER(R) Systems. On the Net: http://ir.homestore.com.
    REALTOR(R) and REALTOR.com(R) are registered trademarks of the NATIONAL ASSOCIATION OF REALTORS(R). REALTOR(R) is a federally registered collective membership mark, which identifies a real estate professional who is a Member of the NATIONAL ASSOCIATION OF REALTORS(R) and subscribes to its strict Code of Ethics. All other marks are the property of Homestore or their respective owners.

    This press release may contain forward-looking statements, including information about management's view of Homestore's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Homestore, its subsidiaries, divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Homestore files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Homestore's future results. The forward-looking statements included in this press release are made only as of the date hereof. Homestore cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Homestore expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

    Copyright (C) 2006 Homestore, Inc. All rights reserved.

    CONTACT: Homestore, Inc.
             Erin Campbell, 805-557-3518
             erin.campbell@homestore.com
             or
             Brew PR for Homestore, Inc.
             Brooke Hammerling, 212-677-4835
             brooke@brewpr.com